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                                                                Exhibit 99(j)(1)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights," "Independent Auditors," and "Financial Statements," and to the use of our report dated January 31, 2003 on the 2002 financial statements of the State Farm Equity Fund, State Farm Small Cap Equity Fund, State Farm International Equity Fund, State Farm S&P 500 Index Fund, State Farm Small Cap Index Fund, State Farm International Index Fund, State Farm Equity and Bond Fund, State Farm Bond Fund, State Farm Tax Advantaged Bond Fund, and the State Farm Money Market Fund, comprising the State Farm Mutual Fund Trust, and their incorporation by reference in the Registration Statement (Form N-1A) and the related Prospectus and Statement of Additional Information filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 4 to the Registration Statement under the Securities Act of 1933 (File No. 333-42004) and in this Amendment No. 5 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-10027).


                                                     Ernst & Young, LLP


Chicago, Illinois
April 30, 2003